UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2017

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

On January 5, 2017 Dr. Bruce A. Hanna, Ph.D. was elected to the Board of Directors of Enzo Biochem, Inc. (the “Company”) as a Class II Director. Dr. Hanna replaces Dr. Bernard L. Kasten M.D. whose third and final term as Director expired on January 5, 2017.

Dr. Hanna is currently a Clinical Professor of Pathology and Clinical Professor of Microbiology at the New York University School of Medicine, and Adjunct Professor of Basic Science at New York University College of Dentistry, Adjunct Professor of Biology, Long Island University. From 2006 to 2015, he served on the ASM International Committee and WHO Global Committee, from 2000-2012 he served as an Editor of Clinical Microbiology Reviews, and 1982-2008 was Director of Clinical Microbiology, Immunology, and 2008-2010 was Interim Director of Pathology, Bellevue Hospital Center. Dr. Hanna, Ph.D. earned a Bachelor of Science in Biology from Saint Bonaventure University, a Masters in Science in Microbiology from Northeastern University, and a Ph.D. in Microbiology from Saint John’s University. Dr. Hanna’s post-doctorate work in Clinical Microbiology was at Mt. Sinai Hospital.

Amendment to Employment Agreement

On January 5, 2017 the Company entered into amendments to the Amended and Restated Employment Agreement dated December 4, 2008 between the Company and Elazar Rabbani and the Amended and Restated Employment Agreement dated December 4, 2008 between the Company and Barry Weiner to solely increase the amounts of the base salaries included therein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on January 5, 2017. The following matters, all of which were set forth in the Proxy Statement, were voted on at the Annual Meeting. The final results of such voting are as indicated below.

1. Election of the nominees listed below to serve as Class II Directors on the Board of Directors of the Company, to hold office for a term of three (3) years or until their successors have been duly elected and qualified:

Nominee	Votes For	Withhold	Abstentions	Broker Non-Vote
Barry W. Weiner	27,637,683	3,186,774	N/A	9,721,607
Bruce A. Hanna, Ph.D.	30,027,469	796,988	N/A	9,721,607

2. Approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers:

Votes for	20,311,859
Votes against	10,385,893
Abstentions	126,705
Broker Non-Votes	9,721,607

3. Ratification of the Company’s appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2017:

Votes for	39,999,847
Votes against	339,268
Abstentions	206,949

There were no broker non-votes for this item.

On the basis of the above votes, (i) the nominees listed above were elected to serve as Class II Directors on the Board of Directors of the Company, to hold office for a term of three (3) years or until their successors have been duly elected and qualified; (ii) the proposal to approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers was approved; and (iii) the proposal to ratify the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2017 was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment 1 to the Amended and Restated Employment Agreement with Elazar Rabbani, dated January 5, 2017.

10.2	Amendment 1 to the Amended and Restated Employment Agreement with Barry Weiner, dated January 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: January 10, 2017	By:	/s/ Barry W. Weiner
Barry W. Weiner
President